UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2014

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 San Francisco St., Suite 201 San Juan, Puerto Rico		00901
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Second Loan Agreement with KF Business Ventures LP

On July 28, 2014, Poly Shield Technologies Inc. (the “Company”) entered into a loan agreement (the “Second KF Loan Agreement”) with KF Business Ventures LP (the “Lender”). The Second KF Loan Agreement is in addition to the $2,000,000 loan agreement entered into by the Company and the Lender on January 15, 2014 and as amended on March 10, 2014 (as amended, the “First KF Loan Agreement”).

Under the terms of the Second KF Loan Agreement, the Lender has agreed to lend to the Company up to $2,400,000, to be advanced in eight equal installments of $300,000 each, commencing on September 1, 2014 and on the first day of each consecutive calendar month thereafter until fully advanced.   The Lender’s obligation to provide the advances is conditional upon the Company:

(a)

entering into a second amendment agreement (the “Second Amendment Agreement”) with the Lender to amend the terms of the First KF Loan Agreement as described below;

(b)

issuing to the Lender a non-convertible promissory note in respect of the outstanding principal under the Second KF Loan Agreement;

(c)

issuing to the Lender non-transferrable share purchase warrants for a total of 9,600,000 shares of the Company’s common stock, exercisable at a price of $0.50 per share for a period expiring September 1, 2019 ( the “Consideration Warrants”); and

(d)

agreeing with the Lender on an initial itemized monthly budget for the Company.

Outstanding principal under the Second KF Loan Agreement will bear interest at a rate of 10% per annum, compounded monthly, until the outstanding principal amount is paid in full. The initial maturity date under the Second KF Loan Agreement is January 15, 2016, which may be extended by the Company to January 15, 2017 by the issuance of additional share purchase warrants for that number of shares of the Company’s common stock that is equal to one-half (1/2) of the outstanding principal and unpaid interest thereon through January 15, 2016, with an initial exercise price of $0.50 per share and expiring on September 1, 2021 (the “Extension Warrants”).  The Consideration Warrants may be exercised on a cashless basis for up to 4,800,000 shares, and the Extension Warrants may be exercised on a cashless basis for up to one-half (1/2) of the shares issuable on exercise of the Extension Warrants.

In addition to the forgoing, under the terms of the Second KF Loan Agreement, the Company has agreed to appoint Robert C. Kopple, as a director and Chairman of the Board for the Company prior to September 1, 2014.  In connection with his appointment as a director and Chairman of the Board, the Company will issue to Mr. Kopple options to purchase up to 2,500,000 shares of the Company’s common stock, vesting at a rate of 500,000 shares per year, exercisable at a price of $0.50 per share, and expiring 5 years after vesting.

Second Amendment to First KF Loan Agreement

As a condition precedent to the advance of funds under the Second KF Loan Agreement, the Company has agreed to enter into the Second Amendment Agreement to the First KF Loan Agreement, a copy of which is attached as Schedule A to the Second KF Loan Agreement.  Execution of the Second Amendment Agreement to the First KF Loan Agreement is expected to take place prior to September 1, 2014. Under the terms of the Second Amendment Agreement, the outstanding principal and unpaid interest due under the First KF Loan Agreement shall now be due and payable in full on January 15, 2016.  As consideration for amending the maturity of the First KF Loan Agreement, the Company agreed to:

2

(a)

amend the terms of the warrants previously issued to the Lender under the First KF Loan Agreement by:

(i)

extending the expiration date for 2,450,000 warrants previously issued to the Lender under the First KF Loan Agreement from January 15, 2015 to January 15, 2016, and

(ii)

amending the exercise price for all warrants previously issued to the Lender under the First KF Loan Agreement from $1.00 per share to $0.50 per share; and

(b)

issue to the Lender additional warrants for the purchase of up to 2,350,000 shares of the Company’s common stock, with an initial exercise price of $0.50 per share and expiring on January 15, 2019, with cashless exercise rights for up to 1,175,000 shares.

The revised maturity date for the First KF Loan Agreement may be further extended to January 15, 2017 by the issuance of additional share purchase warrants for that number of shares that is equal to one-half (1/2) of the outstanding principal and unpaid interest through January 15, 2016, rounded to the nearest whole share, exercisable at $0.50 per share and expiring September 1, 2021.

The foregoing descriptions of the Second KF Loan Agreement and Second Amendment Agreement are not purported to be complete and are qualified in their entirety by reference to the complete text of such agreements attached as exhibits hereto.

A copy of the Company’s news release regarding the Second KF Loan Agreement and Second Amendment Agreement are attached as an exhibit hereto.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 of this report, on July 28, 2014, the Company has agreed to issue to Lender warrants for the purchase of up to 11,950,000 shares of the Company’s common stock in connection with the Second KF Loan Agreement and the Second Amendment Agreement to the First KF Loan Agreement.  The offer and sale of these warrants to the Lender was made pursuant to the exemptions from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D on the basis of representations provided by the Lender that it is an “accredited investor” as defined in Regulation D.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
10.1	Loan Agreement between Poly Shield Technologies Inc. and KF Business Ventures, LP dated July 28, 2014.
99.1	News Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: August 1, 2014	By: /s/ Joao (John) da Costa

Name: Joao (John) da Costa
Title: Chief Financial Officer

4